UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Conditions.

On January 30, 2014, Celgard, LLC (“Celgard”), a subsidiary of Polypore International, Inc. (“Polypore”), announced that it has filed a complaint in the U.S. District Court of the Western District of North Carolina against LG Chem, Ltd. and LG Chem America, Inc. (collectively “LG”).

The complaint alleges that LG has infringed Celgard’s United States Patent No. 6,432,586 issued for an invention entitled “Separator for a High Energy Rechargeable Lithium Battery.” The patent in the lawsuit covers ceramic composite layer lithium-ion battery separators first developed by Celgard for high-energy rechargeable lithium-ion batteries. This lawsuit has been filed following a lengthy period of unsuccessful discussions with LG regarding various business terms of its relationship with Celgard, including infringement of Celgard’s patent. Celgard is represented by the law firm Kilpatrick Townsend & Stockton, LLP.

During the fourth quarter of 2013, Polypore recorded no revenues from LG and expects to report fourth quarter sales for the Electronics and EDVs segment to be in the low- to mid-$30 million range.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated January 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: January 30, 2014	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer